     As filed with the Securities and Exchange Commission on July 22, 2002

                                           Registration Statement No. 333-92212
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               -----------------

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 2
                                      to

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                               -----------------

                            McDONALD'S CORPORATION
            (Exact name of registrant as specified in its charter)

                        Delaware                    36-2361282
              (State or other jurisdiction       (I.R.S. Employer
            of incorporation or organization) Identification Number)

         One McDonald's Plaza Oak Brook, Illinois 60523 (630) 623-3000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                                Gloria Santona
                            Senior Vice President,
                         General Counsel and Secretary
                            McDonald's Corporation
                             One McDonald's Plaza
                           Oak Brook, Illinois 60523
                                (630) 623-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  COPIES TO:
                              Edward F. Petrosky
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019
                                (212) 839-5300

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                               EXPLANATORY NOTE

   The purpose of this Pre-Effective Amendment No. 2 is solely to update the signature page at the end of Part II, as set forth below.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The following table sets forth all expenses in connection with the issuance and distribution of the debt securities being registered. All the amounts are estimated, except the Securities and Exchange Commission registration fee.

          Securities and Exchange Commission registration fee $181,700
          Fees and expenses of accountants...................   60,000
          Fees and expenses of counsel.......................  150,000
          Fees and expenses of Trustee and agents............   40,000
          Printing and engraving expenses....................   50,000
          Rating agency fees.................................   75,000
          Miscellaneous......................................   20,000
                                                              --------
             Total........................................... $576,700
                                                              ========

Item 15.  Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law (the "GCL") provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the director or officer is found liable to the corporation (in which case a court may permit indemnity for such director or officer to the extent it deems proper).

   Article V of our By-Laws provides that we shall indemnify and hold harmless each director and officer to the fullest extent permitted under the GCL, provided that the person seeking indemnification has met the applicable standard of conduct set forth in the By-Laws. Such indemnification could cover all expenses as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority by resolution to provide for other indemnification of directors and officers as it deems appropriate.

   The By-Laws further provide that we may maintain insurance at our expense to protect any director or officer against any expenses, liabilities or losses, whether or not we would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, we maintain insurance against any liability incurred by our directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

Item 16.  List of Exhibits.

 1(a) Form of Underwriting Agreement.***
  (b) Form of Distribution Agreement.***
 4(a) Form of Senior Debt Securities Indenture between McDonald's Corporation and Wachovia Bank,
      National Association, as Trustee (including form of Senior Debt Security).*
  (b) Form of Subordinated Debt Securities Indenture between McDonald's Corporation and Wachovia Bank,
        National Association, as Trustee (including form of Subordinated Debt Security).*
  (c) Form of Supplemental Indenture No. 7 between McDonald's Corporation and Wachovia Bank, National
        Association, as Trustee.***
  (d) Form of Series H Fixed Rate Registered Note.***
  (e) Form of Series H Floating Rate Registered Note.***
 5    Opinion and consent of Gloria Santona, Senior Vice President, General Counsel and Secretary of the
        Company.***
12    Statement re computation of ratios of earnings to fixed charges.**
23(a) Consent of Ernst & Young LLP, independent auditors.****
23(b) Consent of Gloria Santona, Senior Vice President, General Counsel and Secretary of the Company is
        included in Exhibit 5.
24    Powers of Attorney (set forth on page II-4 of this Registration Statement).***
25    Statement of Eligibility and Qualification on Form T-1 of Wachovia Bank, National Association, as
      Trustee.***

--------
* Exhibits 4(a) and 4(b) were previously filed as Exhibits 4(a) and 4(b) of the Company's Registration Statement on Form S-3 (File No. 333-14141) as filed October 15, 1996 and are incorporated by reference herein.
** Exhibit 12 above was previously filed as Exhibit 12 of the Company's Annual
   Report on Form 10-K, dated December 31, 2001, and is incorporated herein by reference.
*** Exhibits 1(a), 1(b), 4(c), 4(d), 4(e), 5, 24 and 25 were previously filed as Exhibits to the Company's Registration Statement on Form S-3 (File No. 333-92212), as filed on July 10, 2002, and are incorporated by reference herein.
****Exhibit 23(a) was previously filed as Exhibit 23(a) to the Company's
            Registration Statement on Form S-3 (File No. 333-92212), as filed on July 18, 2002, and is incorporated by reference herein.

Item 17.  Undertakings.

   The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that the undertakings set forth in paragraphs (i) and
   (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURE

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, and State of Illinois, on the 22nd day of July, 2002.

                                          MCDONALD'S CORPORATION

                                                  /S/  GLORIA SANTONA
                                          By_________________________________
                                              Gloria Santona Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit No.
-----------
    1(a)    Form of Underwriting Agreement.***
     (b)    Form of Distribution Agreement.***
    4(a)    Form of Senior Debt Securities Indenture between McDonald's Corporation and Wachovia Bank,
              National Association, as Trustee (including form of Senior Debt Security).*
     (b)    Form of Subordinated Debt Securities Indenture between McDonald's Corporation and
              Wachovia Bank, National Association, as Trustee (including form of Subordinated Debt
              Security).*
     (c)    Form of Supplemental Indenture No. 7 between McDonald's Corporation and Wachovia Bank,
              National Association, as Trustee.***
     (d)    Form of Series H Fixed Rate Registered Note.***
     (e)    Form of Series H Floating Rate Registered Note.***
       5    Opinion and consent of Gloria Santona, Senior Vice President, General Counsel and Secretary of
              the Company.***
      12    Statement re computation of ratios of earnings to fixed charges.**
   23(a)    Consent of Ernst & Young LLP, independent auditors.****
   23(b)    Consent of Gloria Santona, Senior Vice President, General Counsel and Secretary of the
              Company is included in Exhibit 5.
      24    Powers of Attorney (set forth on page II-4 of this Registration Statement).***
      25    Statement of Eligibility and Qualification on Form T-1 of Wachovia Bank, National Association,
            as Trustee.***

--------
* Exhibits 4(a) and 4(b) were previously filed as Exhibits 4(a) and 4(b) of the Company's Registration Statement on Form S-3 (File No. 333-14141) as filed October 15, 1996, and are incorporated by reference herein.
** Exhibit 12 above was previously filed as Exhibit 12 of the Company's Annual
   Report on Form 10-K, dated December 31, 2001, and is incorporated herein by reference.
*** Exhibits 1(a), 1(b), 4(c), 4(d), 4(e), 5, 24 and 25 were previously filed as Exhibits to the Company's Registration Statement on Form S-3 (File No. 333-92212), as filed on July 10, 2002, and are incorporated by reference herein.
****Exhibit 23(a) was previously filed as Exhibit 23(a) to the Company's
            Registration Statement on Form S-3 (File No. 333-92212), as filed on July 18, 2002, and is incorporated by reference herein.